EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Kinetics Mutual Funds, Inc. & Kinetics Portfolios Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Kinetics Mutual Funds, Inc. & Kinetics Portfolios Trust for the period ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Kinetics Mutual Funds, Inc. & Kinetics Portfolios Trust for the stated period.

/s/ Peter B. Doyle	/s/ Leonid Polyakov

Peter B. Doyle	Leonid Polyakov
President, Kinetics Mutual Funds, Inc. &	Treasurer, Kinetics Mutual Funds, Inc. &
Kinetics Portfolios Trust	Kinetics Portfolios Trust
Dated: March 10, 2011	Dated: March 9, 2011
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Kinetics Mutual Funds, Inc. & Kinetics Portfolios Trust, for purposes of Section 18 of the Securities Exchange Act of 1934.